SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

        Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report: June 26, 1996

                      CORNERSTONE REALTY INCOME TRUST, INC.
             (Exact name of registrant as specified in its charter)

        VIRGINIA                    0-23954           54-1589139
       (State of                  (Commission        (IRS Employer
     incorporation)               File Number)     Identification No.)

        306 East Main Street
        Richmond, Virginia                              23219
        (Address of principal                        (Zip Code)
         executive offices)

                     Registrant's telephone number, including area code:
                                        (804) 643-1761

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                      CORNERSTONE REALTY INCOME TRUST, INC.

                                    FORM 8-K

                                      Index

                                                                   Page No.

Item 2. Acquisition or Disposition of Assets                          5

Item 7. Financial Statements, Pro Forma Financial
        Information and Exhibits

               a.     Independent Auditors' Report
                        (Lexington Towers Apartments)                27

                      Historical Statement of Income and
                        Direct Operating Expenses
                        (Lexington Towers Apartments)                28

                      Note to Historical Statement of
                        Income and Direct Operating
                        Expenses (Lexington Towers Apartments)       29

               b.     Independent Auditors' Report
                        (Oak Park Apartments)*

                      Historical Statement of Income and
                        Direct Operating Expenses
                        (Oak Park Apartments)*

                      Note to Historical Statement of
                        Income and Direct Operating
                        Expenses (Oak Park Apartments)*

               c.     Independent Auditors' Report
                        (Paces Glen Apartments)                      32

                      Historical Statement of Income and
                        Direct Operating Expenses
                        (Paces Glen Apartments)                      33

                      Note to Historical Statement of
                        Income and Direct Operating
                        Expenses (Paces Glen Apartments)             34

* To be filed by amendment.


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               d.     Independent Auditors' Report
                        (Doctors Park Apartments)                    36

                      Historical Statement of Income and
                        Direct Operating Expenses
                         (Doctors Park Apartments)                   37

                      Note to Historical Statement of
                        Income and Direct Operating
                        Expenses (Doctors Park Apartments)           38

               e.     Independent Auditors' Report
                        (Hampton Glen Apartments)*

                      Historical Statement of Income and
                        Direct Operating Expenses
                         (Hampton Glen Apartments)*

                      Note to Historical Statement of
                        Income and Direct Operating
                        Expenses (Hampton Glen Apartments)*

               f.     Pro Forma Statement of Operations for
                        the Six Months ended June 30, 1996
                        (unaudited)*

                      Pro Forma Balance Sheet as of
                        June 30, 1996 (unaudited)*

                      Pro Forma Statement of Operations
                        for the Year ended December 31, 1995
                        (unaudited)*

               g.     Exhibits

                      10.1     Purchase Contract for Lexington Towers
                               Apartments

                      10.2     Purchase Contract for Oak Park Apartments

                      10.3     Purchase Contract for Paces Glen
                               Apartments

                      10.4     Purchase Contract for Doctors Park
                               Apartments

                      10.5     Purchase Contract for Hampton Glen
                               Apartments

* To be filed by amendment.


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                      23.1     Consent of Independent Auditors

                      23.2     Consent of Independent Auditors*

                      23.3     Consent of Independent Auditors

                      23.4     Consent of Independent Auditors

                      23.5     Consent of Independent Auditors*

                      23.6     Consent of Independent Auditors*

* To be filed by amendment.

Item 2. Acquisition or Disposition of Assets

                           LEXINGTON TOWERS APARTMENTS
                               RICHMOND, VIRGINIA

        On June 26, 1996, effective the same date, the Company purchased the Lexington Towers Apartments, a 197-unit high-rise apartment building having an address of 102 North Fifth Street, Richmond, Virginia (the "Property"). The Company has renamed the Property the "Trolley Square Apartments."

        The seller was unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $6,000,000. At closing, the Company paid $500,000 in cash from a borrowing under the Unsecured Line of Credit. The balance of $5.5 million is evidenced by a promissory note bearing interest at 5.65%. The principal amount of the promissory note and all accrued interest is due three years after closing. The note is secured with a letter of credit which will cost the Company approximately 1% per year. The note is not secured by the Property. The Company expects to pay the note with proceeds from the sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

        Location. The following information is based in part upon information provided by the Richmond Chamber of Commerce.

        The current population of Richmond is approximately 202,000 and the current population of the Metropolitan Statistical Area including the City of Richmond is approximately 930,000. Richmond is located centrally within the Commonwealth of Virginia, approximately midway between Washington, D.C. and Raleigh, North Carolina.

        The greater Richmond area is served by the Richmond International Airport, and is situated at the intersection of Interstates 95 and 64. In addition to being the capital of Virginia, Richmond is also home to numerous Fortune 500 companies. Some of the larger employers in the area are Philip Morris, state government, AT&T, Dupont, and NationsBank. In addition, the area is the site of a number of institutions of higher education, including Virginia Commonwealth University, the Medical College of Virginia, the University of Richmond, and Virginia State University.

        The Property is located in downtown Richmond, Virginia. The immediate area consists of other multi-family housing, commercial development and retail development. The Property is in close proximity to Virginia Commonwealth University, and is near to the

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two established commercial areas known as Carytown and Shockoe Slip.

        The Property is close to Virginia's 23-acre Biotechnology Research Park, which is under development. The Park is being sponsored and master-leased by Virginia Commonwealth University to provide a common site for public and private medical-oriented biotechnology research and development facilities. Phase I, consisting of approximately 100,000 square feet, was recently completed and is fully leased. The second and third phases are under construction and are expected to be completed in late 1996. The facility, which is adjacent to the Medical College of Virginia campus of Virginia Commonwealth University, is expected to impact the demand for rental housing in the area.

        The Property is only a few blocks from the Richmond Downtown Expressway, which provides ready access to Interstates 95 and 64. The Richmond International Airport is approximately 15 minutes from the Property.

        Description of the Property. The Property consists of 197 apartment units in a single 17-story apartment building in the central business district. The Property was built in 1965.

        The Company believes that the Property is generally in good condition. However, the Company has budgeted approximately $517,500 for various repairs and improvements, including interior renovations of apartment units, carpet and appliance replacement, pool renovation, and renovation of the fitness facility and common areas.

        The Property offers five unit types. The unit mix and rents currently being charged new tenants are as follows:

                                          Approximate
                                           Interior
Quantity              Type              Square Footage          Monthly Rental
- --------              ----              --------------          --------------

  42           efficiency                        365                 $375-450
  94           junior executive                  480                  395-500
   1           executive suite                   690                      550
  54           1 bedroom, 1 bath             678-937                  525-700
   6           2 bedrooms, 2 baths         912-1,035                  775-875

        The apartments provide a combined total of approximately 107,000 square feet of net rentable area.

        Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have

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gradually increased. As an example, a junior executive apartment rented for $370 in 1991, $380 in 1992, $380 in 1993, $390 in 1994, and $390 in 1995. The average effective annual rental per square foot at the Property for 1991, 1992, 1993, 1994, and 1995 was $10.21, $10.49, $10.49, $10.78, and $10.78, respectively.

        The Property has an outdoor swimming pool, a clubhouse and exercise room (located on the 16th floor), a meeting/game room, laundry facilities on each floor, and an attached parking garage, with approximately 111 parking spaces which can be reconfigured to accommodate approximately 138 vehicles. There is also 24-hour security at the Property.

        The Company is planning to convert approximately 7,500 square feet of unoccupied office space on the first floor and approximately 17,500 square feet on the 16th floor that is now being used as a clubhouse and exercise facility into new apartments. The Company believes than an additional 10 apartment units can be added using these spaces.

        The building is brick veneer over steel frame. There are concrete floor decks. The roof is flat with modified bitumen rubber sheathing, and was replaced within the last 12 months. Windows are single stainless steel frames.

        All apartment units have wall-to-wall carpeting or parquet flooring in the living area, and vinyl flooring in the kitchen. Each apartment unit has a cable television hook-up and an individually controlled heating and air-conditioning unit. Each kitchen is equipped with a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. The owner of the Property provides all utilities. The tenants pay for their phone and cable services.

        There are at least four apartment properties in the area which compete with the Property. All offer similar amenities and have rents that are generally slightly higher when compared with those of the Property. Based on a recent telephone survey, Cornerstone Management Group, Inc. estimates that occupancy in nearby competing projects now averages approximately 97%.

        According to information provided by the seller, physical occupancy at the Property averaged approximately 43% in 1991, 41% in 1992, 41% in 1993, 42% in 1994, and 63% in 1995. On June 1, 1996, the Property was 95% occupied. The tenants are a mix of white-collar and blue-collar workers and students. Many of the current tenants have resided at the Property for many years, and detailed information on them and their status is not available. A large number of the residents are foreign intern students at

                                            -7-


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the Medical College of Virginia.  Many of the tenants on which current information is available are employed in professional positions in engineering, medicine and education.

        The Property had been managed by its original owner since construction. According to the prior owner, the Property historically enjoyed an excellent occupancy rate until the prior owner decided to convert it to condominiums approximately four years ago. Following such decision, the occupancy at the Property decreased to below 50%. The prior owner subsequently reversed its decision to convert to condominiums and thereafter continued to run the building as an apartment complex. However, the occupancy at the Property remained at approximately 50% until the fall of 1995. Cornerstone Management Company, Inc. believes that the failure to increase occupancy was attributable to a passive management style and insufficient on-site staff. In the fall of 1995, the owner restaffed the Property and occupancy began to improve.

        The 1995 real estate tax rate applicable to the Property was approximately $1.445 per $100 of assessed value, and the real estate taxes for 1995 were calculated to be $53,393. The assessed value was $3,695,000. The basis of the depreciable residential real property portion of the Property (currently estimated at about $2,710,000) will be depreciated over 27.5 years on a straight line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

        The Company believes that the Property is and will continue to be adequately covered by property and liability insurance.

        Material Factors Considered in Assessing the Property. The factors considered by the Advisor and the Company to be relevant in evaluating the Property for acquisition by the Company included the following:

        1. The Company believes that the Richmond, Virginia area will enjoy continued steady economic development and steady population increase, due to a diversified economy, and that such development and increase will support stable occupancy rates and reasonable increases in rents at the Property.

        2. Based upon an engineering report and its own inspections, the Company believes that the Property is in sound condition.

                                            -8-


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        3.     The Property is conveniently located and proximate to
major employers and shopping, as well as the downtown Richmond area.

        4. The Company is particularly familiar with the Richmond market since the Company's principal offices are in Richmond.

        The Company is not aware of any material adverse factors relating to the Property not set forth in this report that would cause the financial information contained in this report not to be necessarily indicative of future operating results.

        Acquisition Services and Fees. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company will pay Cornerstone Realty Group, Inc. a property acquisition fee of 2% of the purchase price of the Property, or $120,000. As of September 15, 1996, $10,000 of such fee has been paid, and the balance will be paid as and when the note issued to the Property's seller is repaid with proceeds from the sale of Shares.

                               OAK PARK APARTMENTS
                                AUGUSTA, GEORGIA

        On July 15, 1996, effective July 1, 1996, the Company purchased the Oak Park Apartments, a 456-unit apartment complex, having an address of 1016 WoodsEdge Drive in Richmond County, near Augusta, Georgia (the "Property").

        The Company purchased the Property from a seller which is unaffiliated with the Company, the Advisor, and their Affiliates. The purchase price was $9,804,000. At closing, $9,675,000 of the purchase price was borrowed on an interim basis under the Company's unsecured line of credit. The balance of the purchase price ($129,000) was paid in cash from the proceeds of the Offering. Title to the Property was conveyed to the Company by limited warranty deed.

        Location. The following information is based in part upon information provided by the Augusta Chamber of Commerce.

        The Property is located in Richmond County in Augusta, Georgia. As of 1990, Richmond County had a population of approximately 190,000, with approximately 45,000 of such total residing within the city limits. Augusta is an approximately 2

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hour drive from Atlanta and an approximately 2-1/2 hour drive from Charlotte,
North Carolina.

        There are two major employers within the greater metropolitan area: Fort Gordon, a military installation, and the medical community, which centers around the Medical College of Georgia and University Hospital. The Medical College of Georgia employs approximately 7,000 persons and University Hospital employs approximately 3,500 persons. There are also a number of Fortune 500 companies with a significant presence in the metropolitan Augusta area. These include Allied Signal, Archer Daniels Midland, Borden, Proctor & Gamble, Sunbeam and Philip Morris. There are two major colleges in the area: Augusta College with an enrollment of approximately 5,700 and the Medical College of Georgia, with approximately 5,300 students.

        The major highways serving the area are Interstate 20 and Interstate
520. There is a municipal airport approximately 14 miles from the Property.

        The immediate neighborhood surrounding the Property is characterized by the intersection of Washington Road and Interstate 20. This area is the site of numerous retail stores, restaurants, and businesses. The Property is located within five miles of the Augusta central business district via Washington Road. The central business district of Augusta is similar to that of other older Southern towns, being characterized by governmental offices and banks, with a few newer businesses.

        Description of the Property. The Property consists of 456 garden-style apartments in 57 two-story buildings located on approximately 9.5 acres of land. The Property was constructed in 1968.

        The Company believes that the Property has been wellmaintained and is generally in good condition. However, the Company has budgeted approximately $456,000 for repairs and improvements, including new siding, repainting, clubhouse renovation, landscaping, model renovations and pavement repairs.

        The Property offers a wide variety of unit types. The unit mix and rents currently being charged new tenants are as follows:

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                                                     Approximate
                                                      Interior
                                                       Square           Monthly
   Quantity                          Type              Footage           Rental
   --------                          ----              -------           ------
72              one bedroom, one bath                     585            $405
117             two bedrooms, one bath                    858             430
106             two bedrooms, one bath                    858             430
11              two bedrooms, one bath                    908             485
                  w/utility room

14              two bedrooms, one bath w/den              933             465
76              two bedrooms, one bath                  1,010             475
16              two bedrooms, one bath                  1,010             525
2               two bedrooms, one bath w/den            1,060             510
26              two bedrooms, two baths                 1,010             510
4               two bedrooms, two baths w/den           1,085             530
7               three bedrooms, two baths               1,200             595
2               three bedrooms, two baths               1,200             645
                  w/utility

2               three bedrooms, two baths               1,275             645
                  w/utility

1               three bedrooms, two baths               1,275             630
                  w/den

        The apartments provide a combined total of approximately 398,000 square feet of net rentable area.

        Lease at the Property are for terms of one year or less. Rental rates for the past five years have generally increased steadily. As an example, a two bedroom, one bath apartment rented for $325 in 1991, $335 in 1992, $365 in 1993, $395 in 1994, and $407 in 1995. The average effective annual rental per square foot at the Property for 1991, 1992, 1993, 1994, and 1995 was $5.02, $5.02,
$5.47, $5.92, and $6.10, respectively.

        The buildings are a combination of stucco, wood siding, and brick veneer on concrete slab foundations. The roofs are flat with mansard coverings. Over the last three years, the prior

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owner replaced all of the roof structures, including the mansard overhangs, and replaced all of the appliances, countertops, kitchen sinks, vinyl floor coverings, and carpeting. In addition, the pavement at the Property received new asphalt approximately three years ago.

        The Property has an outdoor swimming pool, a playground, a laundry room in each building, a clubhouse, and rental office. There is ample paved parking for tenants.

        All apartments have wall-to-wall carpeting in the living room areas and vinyl floors in the kitchen and bath. Each apartment unit has an individually-controlled heating and air-conditioning unit, and each kitchen is equipped with a refrigerator/freezer, electric range and oven, pantry, and garbage disposal. As of the date of acquisition of the Property by the Company, approximately 276 units had dishwashers, and the Company expects to install dishwashers in all of the remaining apartment units in 1996. The owner of the Property supplies cold water, natural gas (for heating, cooking and hot water), sewer service, trash removal, monthly pest control, and cable television service. The tenants pay for their own electricity usage, which includes air conditioning and lights.

        There are at least five apartment properties in the area which compete with the Property. All offer similar amenities and have rents that are generally higher when compared with those of the Property. Based on a recent telephone survey, Cornerstone Management Group, Inc. estimates that occupancy in nearby competing projects now averages approximately 87%. The Company also owns the West Eagle Greens Apartments, which are located approximately one mile from the Property. The occupancy at the West Eagle Greens Apartments is now approximately 85%.

        According to information provided by the seller, physical occupancy at the Property averaged approximately 71% in 1991, 72% in 1992, 74% in 1993, 83% in 1994, and 85% in 1995. On August 1, 1996, the Property was 81% occupied. The residents are a mix of white-collar, blue-collar, and military workers, with some students. There is no predominant employer.

        The 1995 real estate tax rate applicable to the Property was $0.02722 times 40% of assessed value, and the real estate taxes for 1995 were calculated to be $63,268. The assessed value was $5,810,840. The basis of the depreciable residential real property portion of the Property (currently estimated at about $5,471,540) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost

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recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

        The Company believes that the Property is and will continue to be adequately covered by property and liability insurance.

        Material Factors Considered in Assessing the Property. The factors considered by the Advisor and the Company to be relevant in evaluating the Property for acquisition by the Company included the following:

        1. The Company believes that the Augusta, Georgia area will experience continued economic development and steady population increase, and that such development and increase will support stable occupancy rates and reasonable increases in rents at the Property.

        2. Based upon an engineering report and its own inspections, the Company believes that the Property is in sound condition.

        3. The Property is conveniently located and proximate to major employers and shopping.

        4. The Property offers a very wide variety of unit types and sizes to accommodate a variety of tenants, which may offer competitive advantages for the Property.

        The Company is not aware of any material adverse factors relating to the Property not set forth in this report that would cause the financial information contained in this report not to be necessarily indicative of future operating results.

        Acquisition Services and Fees. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company paid Cornerstone Realty Group, Inc. a property acquisition fee of 2% of the purchase price of the Property, or $196,080.

                              PACES GLEN APARTMENTS
                            CHARLOTTE, NORTH CAROLINA

        On July 19, 1996, effective July 19, 1996, the Company purchased the Paces Glen Apartments, a 172-unit apartment complex having an address of 5600 Paces Glen Avenue in Charlotte, North Carolina (the "Property"). The Company purchased the Property from a seller which is unaffiliated with the Company, the Advisor, and their Affiliates. The purchase price was $7,425,000. At closing, $7,387,335 of the purchase price was borrowed on an interim basis under the Company's unsecured line of credit and the balance of $37,665 was paid in cash from the proceeds of the Offering. Title to the Property was conveyed to the Company by limited warranty deed.

        Location. The following information is based in part upon information provided by the Charlotte Chamber of Commerce.

        Based in part upon its fast rate of growth and a diversified economy, Charlotte has in recent years come to national attention as an attractive location for business and residential growth. According to the August, 1995, Site Selection magazine, Charlotte's corporate popularity ranked second nationally only to Dallas during the period between 1990 and 1994, being the site of 474 significant new and expanded facilities.

        Charlotte has developed into a major financial, distribution and transportation center, with a metropolitan population of approximately 1.3 million and a population of approximately 5.6 million within a 100-mile radius. Charlotte's growth is also attributable to its favorable year-round climate, a moderate cost of living, excellent quality of life, educated work force, probusiness political climate, extensive transportation network, and strategic geographic location.

        According to the Charlotte Chamber of Commerce, during the first six months of 1995, approximately 530 firms announced new or expanded businesses which will provide approximately 6,200 new jobs in the area. Charlotte is home to major offices of more than 225 of the Fortune 500 industrial firms and approximately 300 of the Fortune 500 service firms.

        Charlotte is the leading financial center of the Southeast, serving as corporate headquarters to NationsBank and First Union, with assets of approximately $170 billion and $124 billion, respectively. The growth of Charlotte's banking and financial communities has had a positive effect on the

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growth of its supporting industries, such as insurance, accounting, legal services, and real estate.

        The city of Charlotte is located near the border of North Carolina and South Carolina within Mecklenburg County. It is located at the intersection of Interstates 77 and 85, the major north/south and east/west thoroughfares in the region, which provide convenient access to all other regional areas.

        The Property is located in what is known as East Charlotte. According to the 1996 Charlotte Apartment Report, East Charlotte's rental submarket is Charlotte's largest, with approximately 19,000 units. The predominant land use in the area is residential. Since the beginning of 1994, the overall submarket vacancy has ranged from 3.1% to 5.1%, and in the same period, average rents have increased from $478 to $552.

        The Property is located on a quiet road, approximately one mile from Albemarle Road, a major collector road. Nearby shopping includes the Eastland Mall, which includes Belk's, Dillard's, Sears', and J. C. Penney, and the Reddman Shopping Center. There are also supermarkets, restaurants, bank branches, and other retail and commercial establishments nearby.

        Description of the Property. The Property consists of 172 garden-style apartments located in 12 one and two-story buildings on approximately 28.7 acres of land. The Property was constructed in 1986.

        The Company believes that the Property has been wellmaintained and is generally in good condition. However, the Company has budgeted approximately $75,000 for repairs and improvements, including repainting, asphalt patching and minor roof repair.

        The Property offers five unit types. The unit mix and rents currently being charged new tenants are as follows:

                                                   Approximate
                                                     Interior
                                                      Square            Monthly
Quantity              Type                            Footage           Rental
- --------              ----                            -------           ------

   40          one bedroom, one bath                      625           $490-515
   52          one bedroom, one bath                      788            535-575
   16          two bedrooms, one bath                     938            620-670
   48          two bedrooms, two baths                  1,136            680-730
   16          two bedrooms, two baths                  1,260            810-835

        The apartments provide a combined total of approximately 155,000 square feet of net rentable area.

        Leases at the Property are for terms of one year or less. Average rental rents for the past five years have generally increased gradually. As an example, a two bedroom apartment located on the first floor rented for $630 in 1991, $630 in 1992, $645 in 1993, $660 in 1994, and $680 in 1995. The average effective annual rental per square foot at the Property for 1991, 1992, 1993, 1994, and 1995, was $6.16, $6.96, $7.13, $7.29, and $7.52, respectively.

        The buildings are wood frame construction on concrete slabs with pitched roofs covered with composition shingles. The exteriors are masonite hardboard.

        The Property features an outdoor swimming pool and hot tub, a lighted tennis court, a laundry facility, a fitness center, a picnic area with gazebo and gas grills, twenty-four carports and a car wash area. There is also a 1,350 square-foot clubhouse with a leasing office. There is paved parking for approximately 290 cars. The site includes additional land which is zoned and suitable for the construction of 18 additional apartment units.

        All apartment units have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up, washer/dryer hookups and an individually-controlled heating and air conditioning unit. Each kitchen is equipped with a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. The owner of the Property supplies cold water and sewer service. The tenants pay for their gas usage, electric service, and cable television. The tenant utilities include air conditioning, cooking, lights, and hot water.

        There are at least three apartment properties in the area which compete with the Property. All offer similar amenities and have rents that are generally the same as those of the Property. Based on a recent telephone survey, Cornerstone Management Group, Inc. estimates that occupancy in nearby competing projects now averages 94%. Two properties owned by the Company (known as Sailboat Bay and Bridgetown Bay (formerly Longmeadow), are located near the Property and will compete with the Property for tenants. The occupancies of these properties as of August 14, 1996, were 76% and 98%, respectively.

        According to information provided by the seller, physical occupancy at the Property averaged approximately 96% in 1991, 96% in 1992, 98% in 1993, 98% in 1994, and 97% in 1995. On August 1,

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1996, the Property was 98% occupied.  A majority of the current residents at the Property are employed in white-collar positions.

        The 1995 real estate tax rate applicable to the Property was approximately $1.233 per $100 of assessed value, and the real estate taxes for 1995 were calculated to be $77,963. The assessed value was $6,000,360. The basis of the depreciable residential real Property portion of the Property (currently estimated at about $4,259,700) will be depreciated over 27.5 years on a straight line basis. The basis of the personal Property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

        The Company believes that the Property is and will continue to be adequately covered by property and liability insurance.

        Material Factors Considered in Assessing the Property. The factors considered by the Advisor and the Company to be relevant in evaluating the Property for acquisition by the Company included the following:

        1. The Company believes that the Charlotte, North Carolina area will experience continued strong economic development and steady population increase, and that such development and increase will support stable occupancy rates and reasonable increases in rents at the Property.

        2. Based upon an engineering report and its own inspections, the Company believes that the Property is in sound condition.

        3. The Property is conveniently located and proximate to major employers and shopping.

        4. The Company is very familiar with the Charlotte rental market. The Company already owns other apartment complexes in the Charlotte area, which may provide certain economies and efficiency in operation.

        The Company is not aware of any material adverse factors relating to the Property not set forth in this report that would cause the financial information contained in this report not to be necessarily indicative of future operating results.

        Acquisition Services and Fees. In consideration of services rendered to the Company in connection

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with the selection and acquisition of the Property, the Company paid Cornerstone
Realty Group, Inc. a property acquisition fee of 2% of the purchase price of the Property, or $148,500.

                            DOCTORS PARK APARTMENTS
                           GREENVILLE, NORTH CAROLINA

        On August 30, 1996, effective August 1, 1996, the Company purchased the Doctors Park Apartments, a 171-unit apartment complex located on Beasley Drive in Greenville, North Carolina (the "Property").

        The seller was unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $5,462,948. At closing, the Company paid the entire purchase price in cash from the proceeds of the Offering. Title to the Property was conveyed to the Company by limited warranty deed.

        Location. The following information is based in part upon information provided by the Greenville, North Carolina Chamber of Commerce.

        Greenville, North Carolina is located in Pitt County in eastern North Carolina. The Greenville MSA has a population of approximately 118,000, which reflects a population increase of approximately 23% since 1980.

        The major economic influences in the area are Pitt County Memorial Hospital and East Carolina University. The Hospital is the major medical and research facility for eastern North Carolina and attracts a wide range of professional, medical and support employees. East Carolina University has a total enrollment of approximately 17,500 and employs approximately 3,700 as faculty and staff.

        The City of Greenville lies approximately 45 minutes to the east of Interstate 95. It is in relatively close proximity to Raleigh and Wilmington, North Carolina and to the Atlantic Ocean.

        The Property is located one block from Pitt County Memorial Hospital and therefore occupies a desirable location for residence of professionals and other employees working at the

Hospital. Apart from the Hospital, the immediate area consists principally of commercial and retail development and single-family housing. The Property is convenient to shopping areas and restaurants.

        Description of the Property. The Property consists of 171 garden and townhouse style apartments located in 21 two-story buildings located on approximately 15 acres. The Property was built in 1981.

        The Company believes that the Property is generally in good condition. However, the Company believes that there exists a certain amount of deferred maintenance at the Property. The Company has budgeted approximately $500,000 for various repairs and improvements, including siding replacement, painting, roof replacement, clubhouse renovations, landscaping and pavement repairs.

        The Property offers five unit types. The unit mix and rents currently being charged new tenants are as follows:

                                                    Approximate
                                                     Interior
                                                       Square            Monthly
Quantity                          Type                Footage             Rental
- --------                          ----                -------             ------
49              one bedroom, one bath                     706              $385
74              two bedrooms, one bath                    860               475
8               two bedrooms, 1.5 baths                 1,100               495
                (townhouse)

24              three bedrooms, 1.5 baths               1,300               580
16              three bedrooms, 1.5 baths               1,400               600
                (townhouse)

        The apartments provide a combined total of approximately 177,000 square feet of net rentable area.

        Leases at the property are generally for terms of one year or less. Average rental rates for the past five years have increased slightly. As an example, a two bedroom apartment rented for $390 in 1991, $400 in 1992, $410 in 1993, $420 in 1994, and $420 in 1995. The average effective annual rental per square foot at the Property for 1991, 1992, 1993, 1994 and 1995 was $4.34, $4.45, $4.56, $4.67, and $4.67, respectively. The

Property has an outdoor swimming pool, a playground and a clubhouse. There is ample paved parking for residents.

        The buildings are wood frame construction with brick veneer on concrete slab foundations. Roofs are pitched and covered with asphalt shingles. The exteriors also have cyprus siding and the windows are single-pane casements.

        All apartment units have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and baths. Each apartment unit has a cable television hook-up, washer/dryer connections and an individually controlled heating and air-conditioning unit. Each kitchen is equipped with a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. The owner of the Property provides cold water, sewer service and trash removal. The tenants pay for their electric usage, which includes heating, air-conditioning, hot water, cooking and lights.

        There are at least three apartment properties in the area which compete with the Property. All offer similar amenities and have rents that are generally comparable to those of the Property. Based on a recent telephone survey, the Company estimates that occupancy in nearby competing projects now averages approximately 88%.

        According to information provided by the seller, physical occupancy at the Property averaged approximately 98% in 1991, 90% in 1992, 96% in 1993, 91% in 1994, and 94% in 1995. On August 30, 1996, the Property was 94% occupied. Approximately 45% of the apartment units are occupied by employees of Pitt County Memorial Hospital. The remainder of the tenants are employed in a mix of white-collar and blue-collar jobs. Currently, approximately 1/3 of the tenants have household incomes between $30,000 and $40,000, and approximately 1/4 of the tenants have household incomes in excess of $40,000.

               The 1995 real estate tax rate applicable to the Property was approximately $1.18 per $100 of assessed value, and the real estate taxes for 1995 were calculated to be $68,599. The assessed value was $5,101,640. The basis of the depreciable residential real property portion of the Property (currently estimated at about $4,643,540) will be depreciated over 27.5 years on a straight line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

        The Company believes that the Property is and will continue to be adequately covered by property and liability insurance.

        Material Factors Considered in Assessing the Property. The factors considered by the Company to be relevant in evaluating the Property for acquisition by the Company included the following:

        1. The Company believes that the Greenville, North Carolina area will enjoy steady economic development and population increase, and that such development and increase will support stable occupancy rates and reasonable increases in rents at the Property.

        2. Based upon an engineering report and its own inspections, the Company believes that the Property is in sound condition.

        3. The Property is strategically located just one block from Pitt County Memorial Hospital, one of the area's major employers.

        The Company is not aware of any material adverse factors relating to the Property not set forth in this report that would cause the financial information contained in this report not to be necessarily indicative of future operating results.

                             HAMPTON GLEN APARTMENTS
                               RICHMOND, VIRGINIA

        On September 4, 1996, effective August 1, 1996, the Company purchased the Hampton Glen Apartments, a 232-unit apartment complex having an address of 4118 Whitford Circle, in Glen Allen, outside of Richmond, Virginia (the "Property").

        The seller was unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $11,599,931. At closing, the Company borrowed the entire purchase price under the Company's Unsecured Line of Credit. Title to the Property was conveyed to the Company by limited warranty deed.

        Location. The following information is based in part upon information provided by the Richmond Chamber of Commerce.

        The current population of Richmond is approximately 202,000 and the current population of the Metropolitan Statistical Area including the City of Richmond is approximately 930,000. Richmond is located centrally within the Commonwealth of Virginia, approximately midway between Washington, D.C. and Raleigh, North Carolina.

        The greater Richmond area is served by the Richmond International Airport, and is situated at the intersection of Interstates 95 and 64. In addition to being the capital of Virginia, Richmond is also home to numerous Fortune 500 companies. Some of the larger employers in the area are Philip Morris, state government, AT&T, Dupont, and NationsBank. In addition, the area is the site of a number of institutions of higher education, including Virginia Commonwealth University, the Medical College of Virginia, the University of Richmond, and Virginia State University.

        The Property is located west of the City of Richmond in Henrico County. The Property is conveniently close to many retail, dining and recreation areas. The Property is near the Innsbrook Corporate Center, a large and expanding corporate office park.

        The Property is approximately a 15-minute drive from downtown Richmond and an approximately 30-minute drive from Richmond International Airport.

        Description of the Property. The Property consists of 232 garden-style apartments located in 19 two-story buildings on approximately 16 acres. The Property was built in 1985 and 1986.

        The Company believes that the Property is generally in good condition. However the Company has budgeted approximately $348,000 for certain repairs and improvements, including siding replacement, painting, roof repairs, landscaping and clubhouse renovation.

        The Property offers four unit types. The unit mix and rents currently being charged new tenants are as follows:

                                                Approximate
                                                 Interior
                                                  Square              Monthly
Quantity                Type                      Footage             Rental
- --------                ----                      -------             ------
48              one bedroom, one bath               562              $545-585

                                                  Approximate
                                                   Interior
                                                    Square              Monthly
Quantity                Type                        Footage             Rental
- --------                ----                        -------             ------
64              one bedroom, one bath               672                 595-635
40              two bedrooms, 1 bath                827                 665-710
80              two bedrooms, 2 baths               997                 740-770


        The apartments provide a combined total of approximately 183,000 square feet of net rentable area.

        Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have gradually increased. As an example, a one bedroom apartment rented for $445 in 1991, $450 in 1992, $460 in 1993, $480 in 1994, and $520 in 1995. The average effective annual rental per square foot at the Property for 1991, 1992, 1993, 1994, and 1995 was $7.99, $8.08, $8.26, $8.62, and $9.33, respectively.

        The Property includes an athletic club which offers fitness amenities including weight machines, exercycles and a racquetball court. The Property has two outdoor swimming pools with a waterfall and an expansive sundeck, a lighted tennis court, a basketball court, a sand volleyball court, a car wash area, and a tree-lined walking trail surrounding the Property. The Property also has a clubhouse and a rental office, and there is ample paved parking for residents.

        The buildings are wood frame structures on concrete slab with pitched roofs covered with three tab shingles over wood sheathing. Exteriors are brick veneer and painted horizontal siding. Windows are aluminum frame with dual panes. According to the seller, over the past three years, the seller expended approximately $600,000 in improvements, including a roof replacement, repainting, window replacement and carpet replacement.

        All apartments units have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and baths. Each apartment unit has a cable television hook-up, a patio or deck with outside storage locker, large walk-in closets and an individually controlled heating and air-conditioning unit. Each unit also includes a washer and dryer. Each kitchen is equipped with a refrigerator/freezer with icemaker, an electric range and self-cleaning oven, a dishwasher, a microwave and a garbage disposal. The owner of the Property supplies cold water, sewer service and trash removal. The tenants pay for their electricity usage, which includes heat, hot water, air-conditioning, cooking and lights.

        There are at least three apartment properties in the area which compete with the Property. All offer similar amenities and have rents that are generally higher when compared with those of the Property. Based on a recent telephone survey, the Company estimates that occupancy in nearby competing projects now averages approximately 96%.

        According to information provided by the seller, physical occupancy at the Property averaged approximately 90% in 1991, 88% in 1992, 90% in 1993, 95% in 1994, and 97% in 1995. On August 30, 1996, the Property was 96% occupied. Most of the tenants are employed in professional, administrative or technical occupations. Major employers of tenants include Capital One, Circuit City, Signet Bank, Crestar Bank and Virginia Commonwealth University. Most of the current tenants are single. It is believed that currently approximately 30% of the tenants have household incomes in the range of $30,000 to $40,000 and nearly one half of the residents have household incomes in excess of $40,000.

               The 1995 real estate tax rate applicable to the Property was approximately $0.96 per $100 of assessed value, and the real estate taxes for 1995 were calculated to be $87,682. The assessed value was $9,133,500. The basis of the depreciable residential real property portion of the Property (currently estimated at about $8,043,100) will be depreciated over 27.5 years on a straight line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

        The Company believes that the Property is and will continue to be adequately covered by property and liability insurance.

        Material Factors Considered in Assessing the Property. The factors considered by the Company to be relevant in evaluating the Property for acquisition by the Company included the following:

        1. The Company believes that the Richmond, Virginia area will enjoy continued steady economic development and steady population increase, due to a diversified economy, and that such development and increase will support stable occupancy rates and reasonable increases in rents at the Property.

        2. Based upon an engineering report and its own inspections, the Company believes that the Property is in sound condition.

        3. The Property is conveniently located and proximate to major employers and shopping, as well as the downtown Richmond area.

        4. The Company is particularly familiar with the Richmond market since the Company's principal offices are in Richmond.

        The Company is not aware of any material adverse factors relating to the Property not set forth in this report that would cause the financial information contained in this report not to be necessarily indicative of future operating results.

                                    ITEM 7.a.





                       [L.P. MARTIN & COMPANY LETTERHEAD]



                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia


      We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Lexington Tower Apartments located in Richmond, Virginia for the three month period ended March 31, 1996. This statement is the responsibility of the management of Lexington Tower Apartments. Our responsibility is to express an opinion on this statement based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

      The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Cornerstone Realty Income Trust, Inc.) and excludes material expenses, described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

      In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Lexington Tower Apartments (as defined above) for the three month period ended March 31, l996, in conformity with generally accepted accounting principles.



                                                   /s/ L.P. MARTIN & CO., P.C.

Richmond, Virginia
June 21, 1996

                           LEXINGTON TOWER APARTMENTS

         STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                  ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                       THREE MONTHS ENDED MARCH 31, 1996

INCOME
 Rental and Other Income                                   $ 258,897

DIRECT OPERATING EXPENSES
 Administrative and Other                                     11,522
 Insurance                                                     4,122
 Repairs and Maintenance                                      45,039
 Taxes, Property                                              14,949
 Utilities                                                    40,700

     TOTAL DIRECT OPERATING EXPENSES                         116,332

     Operating income exclusive of items not
     comparable to the proposed future operations
     of the property                                       $ 142,565


See accompanying note to the financial statement.

                           LEXINGTON TOWER APARTMENTS

         NOTE TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
            EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                       THREE MONTHS ENDED MARCH 31, 1996



NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Lexington Tower Apartments is a 197 unit high rise apartment complex with attached parking located in Richmond, Virginia. Living space totals 107,322 square feet.

The assets comprising the property were owned by Lexington Tower Associates during the financial statement period. Cornerstone Realty Income Trust, Inc. has a contract to purchase the property and is scheduled to close in June, 1996.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are mortgage interest, property depreciation, legal fees, management fees and accounting fees.

                                   ITEM 7.b.*

- ---------------------
* To be filed by amendment. It is impracticable to include herein the required financial statements for the Property. The required financial statements will be filed as an amendment to this report as soon as possible, but in no event more than 60 days after the date of filing of this report.

                                    ITEM 7.c.



                       [L.P. MARTIN & COMPANY LETTERHEAD]

                        INDEPENDENT AUDITORS' REPORT


The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia


      We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Paces Glen Apartments located in Charlotte, North Carolina for the twelve month period ended June 30, 1996. This statement is the responsibility of the management of Paces Glen Apartments. Our responsibility is to express an opinion on this statement based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

      The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Cornerstone Realty Income Trust, Inc.) and excludes material expenses, described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

      In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Paces Glen Apartments (as defined above) for the twelve month period ended June 30, 1996, in conformity with generally accepted accounting principles.



                                                  /s/ L.P. MARTIN & CO., P.C.


Richmond, Virginia
August 14, 1996

                             PACES GLEN APARTMENTS

         STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                  ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                       TWELVE MONTHS ENDED JUNE 30, 1996

INCOME
 Rental and Other Income                                         $1,160,564

DIRECT OPERATING EXPENSES
 Administrative and Other                                           109,492
 Insurance                                                            7,749
 Repairs and Maintenance                                            170,012
 Taxes, Property                                                     78,714
 Utilities                                                           72,111

     TOTAL DIRECT OPERATING EXPENSES                                438,078

     Operating income exclusive of items not
     comparable to the proposed future operations
     of the property                                              $ 722,486





See accompanying note to the financial statement.

                             PACES GLEN APARTMENTS

         NOTE TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
            EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                       TWELVE MONTHS ENDED JUNE 30, 1996


NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Paces Glen Apartments is a 172 unit residential garden style apartment complex located on 28.7 acres in Charlotte, North Carolina. Living space totals 155,672 square feet.

The assets comprising the property were owned by High Equity XX Limited Partnership during the financial statement period. Cornerstone Realty Income Trust, Inc. purchased the property in July 1996.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are mortgage interest, loan amortization, property depreciation, management fees and professional fees.

                                    ITEM 7.d.



                       [L.P. MARTIN & COMPANY LETTERHEAD]

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia

        We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Doctors Park Apartments located in Greenville, North Carolina for the twelve month period ended June 30, 1996. This statement is the responsibility of the management of Doctors Park Apartments. Our responsibility is to express an opinion on this statement based on our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement.
We believe that our audit provides a reasonable basis for our opinion.

        The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Cornerstone Realty Income Trust, Inc.) and excludes material expenses, described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

        In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Doctors Park Apartments (as defined above) for the twelve month period ended June 30, 1996, in conformity with generally accepted accounting principles.

Richmond, Virginia
August 23, 1996                                 /s/ L.P. MARTIN & CO., P.C.

                            DOCTORS PARK APARTMENTS

         STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                  ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                       TWELVE MONTHS ENDED JUNE 30, 1996

INCOME
  Rental and Other Income                                   $873,794

DIRECT OPERATING EXPENSES
  Administrative and Other                                    65,142
  Insurance                                                   11,460
  Repairs and Maintenance                                    210,849
  Taxes, Property                                             69,389
  Utilities                                                   44,488

     TOTAL DIRECT OPERATING EXPENSES                         401,328

     Operating income exclusive of items not
     comparable to the proposed future operations
     of the property                                        $472,466

See accompanying notes to the financial statement.

                            DOCTORS PARK APARTMENTS

         NOTES TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
            EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                       TWELVE MONTHS ENDED JUNE 30, 1996

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Doctors Park Apartments is a 171 unit residential garden and townhouse style apartment complex located on 15.27 acres in Greenville, North Carolina. Living space totals 177,254 square feet. A majority of the tenants are employed at Pitt County Memorial Hospital.

During the financial statement period, the assets comprising the property were owned by a nonaffiliated North Carolina partnership. The partnership is donating the property to the Boys and Girls Club Foundation of America. Cornerstone Realty Income Trust, Inc. has a contract to purchase the property from the Foundation and is scheduled to close in August 1996.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are mortgage interest, property depreciation, legal fees, accounting fees and management fees.

NOTE 2 - RELATED PARTY TRANSACTIONS

During the financial statement period the property was managed by Remco East, Inc. (Remco). Remco was paid a management fee, for services provided, based on a percentage of property income. In addition, employees of Remco performed the majority of repairs and maintenance services. Remco charged a mark up for materials and supplies purchased and for labor provided. The management fees are excluded from the statement of income and direct operating expenses.

                                   ITEM 7.e.*


- ---------------------
* To be filed by amendment. It is impracticable to include herein the required financial statements for the Property. The required financial statements will be filed as an amendment to this report as soon as possible, but in no event more than 60 days after the date of filing of this report.

                                   ITEM 7.f.*


- ---------------------
* To be filed by amendment. It is impracticable to include herein the required pro forma financial information. The required pro forma financial information will be filed as an amendment to this report as soon as possible, but in no event more than 60 days after the date of filing of this report.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Cornerstone Realty Income Trust, Inc.

Date: September 16, 1996           By: /s/ Stanley J. Olander, Jr.
                                    --------------------------------
                                    Stanley J. Olander, Jr.,
                                    Vice President of
                                    Cornerstone Realty
                                    Income Trust, Inc.

                                  EXHIBIT INDEX

                         Cornerstone Realty Income Trust
                          Form 8-K dated June 26, 1996

Exhibit Number                 Exhibit                          Page Number

        10.1                   Purchase Contract for
                               Lexington Towers Apartments

        10.2                   Purchase Contract for Oak Park
                               Apartments

        10.3                   Purchase Contract for Paces Glen
                               Apartments

        10.4                   Purchase Contract for Doctors Park
                               Apartments

        10.5                   Purchase Contract for Hampton Glen
                               Apartments

        23.1                   Consent of Independent Auditors

        23.2                   Consent of Independent Auditors*

        23.3                   Consent of Independent Auditors

        23.4                   Consent of Independent Auditors

        23.5                   Consent of Independent Auditors*

        23.6                   Consent of Independent Auditors*

* To be filed by amendment.